EXHIBIT 10.20

Royal Bank of Canada
Commercial Financial Services
200 Bay St-19th Flr/S Twr
Po Box 1 Stn Royal Bank
Toronto, ON M5J 2J5

Private and Confidential

January 30, 2025

FGI CANADA LTD.
Unit B-5970 Chedworth Way
Mississauga, ON
L5R4 G5

We refer to the agreement dated December 2, 2021 and any amendments thereto, between FGI Canada Ltd. (the “Borrower”), and Royal Bank of Canada, successor by amalgamation of HSBC Bank Canada (the “Bank”) (the “Agreement”).

The Bank reserves all of its rights and remedies at any time and from time to time in connection with any or all breaches, defaults or events of default now existing or hereafter arising under any Bank document, and whether known or unknown, and this amending agreement shall not be construed as a waiver of any such breach, default or events of default.

All capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement. The Agreement is amended as follows:
1.Section 7. of the Agreement is amended and restated as follows:

7.Reporting Requirements

The continued availability of the Credit Facilities is subject to the Borrower delivering to the Bank the following reports in a form and on a frequency acceptable to the Bank as advised by the Bank from time to time:

(a)quarterly, within 30 days of each quarter end:

(i)an aged list of accounts receivable of the Borrower;

(ii)an aged list of accounts payable of the Borrower;

(iii)a declaration of inventory of the Borrower;

(iv)a listing of Potential Prior-Ranking Claims of the Borrower;

(v)a certificate of margin compliance in the form requested by the Bank;

(vi)company prepared financial statements for the Borrower;

(vii)a certificate of covenant compliance in the form requested by the Bank;

(b)annually, within 120 days of the Borrower's fiscal year end:

(i)audited financial statements for the Borrower;

(ii)pro forma financial statements, cash flow forecast and budget for the following fiscal year (by month) of the Borrower;
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SRF #375409364	Page 1 of 2

FGI Canada Ltd.	January 13, 2025

(c)such additional financial statements and information as and when requested by the Bank.

ACCEPTANCE
The Borrower and the Bank waive any requirement for the amendments set out above to be signed by the Borrower. The Borrower is deemed to agree to the amendments set out above and to the new or amended standard terms, if provided, so taking effect by accessing credit, borrowing or continuing to borrow under the Credit Facilities. The above amendments and the new or amended standard terms, if applicable, take effect as of the date of this amending agreement. All other terms and conditions outlined in the Agreement remain unchanged and in full force and effect.

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